SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 22, 2010

Date of Report

December  18, 2010

(Date of earliest event reported)

TransAct Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-139746	98-0515445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

519 Beckwith Blvd, Suite 105, San Antonio TX 78249

(Address of principal executive offices, including zip code)

210-561-6015

(Registrant’s telephone number, including area code)

1650-1188 West Georgia, Vancouver, BC, Canada V6E 4A2

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This current report and its exhibit may include forward-looking statements.  TransAct Energy Corp. based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances.  Forward-looking statements are subject to various risks and uncertainties that may be outside the control of TransAct Energy Corp. TransAct Energy Corp, has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise.  This current report should be read with TransAct Energy Corp. Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent Quarterly Reports on Form 10-Q.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As the company continued its work in securing power projects overseas it has identified the requirement to secure a Chief Financial Officer (CFO) with depth and experience in International finance. On December 21st, 2010, the Board of Directors of TransAct Energy accepted the resignation of Joseph F Dickson as CFO and Corporate Secretary. Mr Dickson will continue to contribute at the Board of Directors level. The Board of Directors appointed Mr. Simon G Thomas as the new Chief Financial Officer and as an independent director.  Mr. Thomas has substantial business/finance experience throughout the European market as well as south and west Asia. Mr Thomas has been working with the company in a consulting capacity for more than a year clearly demonstrating his knowledge and ability in the company’s target markets. He has been instrumental in securing and structuring upcoming projects for the Company. As a new director, Mr Thomas is expected to bring substantial experience to address the ongoing challenges faced by any Company emerging in new markets.

Simon G Thomas, Chief Financial Officer and Director, 59 years of age: Simon Thomas is a British citizen with residency in Rome, Italy. Mr Thomas has spent the past ten years as an independent global project funding consultant across a diverse range of industry. The six years preceding this Mr Thomas focused in electronics exclusively consulting on projects and their funding throughout the eastern blocks, Asia and Far East countries. For twelve years starting in 1983 Mr Thomas was the managing director of Electronic Applications Ltd. This company acted as overseas agents for a number of large equipment manufacturers such as Gerber Scientific and Westinghouse. Mr Thomas’s formal education included a degree in Business studies from Loughton College of Further Education – subsequently University of Essex.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSACT ENERGY CORP.

Date:  December 22, 2010

By: /s/ Roderick C Bartlett

Roderick C Bartlett

President and Chief Executive Officer